ANSLOW & JACLIN, LLP
COUNSELORS AT LAW

May 5, 2004

Combined Opinion and Consent

NMXS.com, Inc.
5041 Indian School Road, Suite 200
Albuquerque, New Mexico 87110

RE: NMXS.COM, INC.

Gentlemen:

You have requested our opinion, as counsel for NMXS.com, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form SB-2 (the
"Registration Statement"), under the Securities Act of 1933
(the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 2,325,681 shares of the Company's common stock, $0.001 par value, 2,714,545 shares sold by enumerated selling shareholders and 1,000,000 shares of the Company's common stock issuable in connection with the conversion of NMXS' warrants and 2,800,00 shares of the Company's common stock issuable in connection with the conversion of NMXS' preferred shares.

We have examined such records and documents and made such examinations of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be offered pusuant to the Registration Statement and sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States. This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP


By:    /s/  Anslow & Jaclin, LLP
         -----------------------
            ANSLOW & JACLIN, LLP





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